Exhibit 99.1

Contact:	Richard Hallworth	Michael W. Taylor
	President and Chief	Executive Vice President
	Executive Officer	and Chief Financial Officer
	(615) 373-3100	(615) 373-3100
AMERICA SERVICE GROUP ANNOUNCES
FOURTH QUARTER AND YEAR-END RESULTS

Company Provides Initial Guidance for Full-Year 2009 Results
Fourth Quarter Highlights:
•	Net income of $1.2 million in the quarter, as compared with a net loss of $685,000 in the prior year quarter

•	Increase in gross margin from continuing contracts to 8.2% of healthcare revenues in the quarter, as compared with 4.1% in the prior year quarter

•	Increase in Adjusted EBITDA to $3.8 million in the quarter, as compared with $1.2 million in the prior year quarter

•	Cash and cash equivalents of $24.9 million at December 31, 2008

•	No debt outstanding at December 31, 2008
BRENTWOOD, Tennessee (March 3, 2009) — America Service Group Inc. (NASDAQ:ASGR) announced today results for the fourth quarter and year ended December 31, 2008, and announced its initial guidance for full-year 2009 results.
Commenting on today’s announcement, Richard Hallworth, president and chief executive officer of America Service Group, said, “I am very pleased with our financial performance, strong cash position and debt-free balance sheet. We have never been in such a strong financial and operational position as we are today. As governments manage in these turbulent economic times, our financial stability and proven cost-effective, high-quality management of the healthcare needs of the corrections population give us a competitive edge.”
FAS 144 Impact on Income Statement Presentation Format
As noted in its 2007 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 (“FAS 144”) to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company’s consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders’ equity.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
As a result of the application of FAS 144, “healthcare revenues” and “healthcare expenses” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss “Total Revenues,” “Total Healthcare Expenses,” and “Total Gross Margin,” which will include all of the Company’s revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts less share-based compensation expense). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes share-based compensation expense. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.
Results for Fourth Quarter and Year Ended December 31, 2008
Healthcare revenues from continuing contracts for the fourth quarter of 2008 were $120.8 million, an increase of 4.9% over the prior year quarter. Healthcare revenues from continuing contracts for the year ended December 31, 2008, were $497.7 million, an increase of 7.3% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the fourth quarter of 2008 were $121.2 million, a decrease of 5.2% from the prior year quarter. Total Revenues for the year ended December 31, 2008, were $505.1 million, a decrease of 9.2% from the prior year period. The decrease in Total Revenues for the fourth quarter and the year ended December 31, 2008, was primarily due to the expiration of the Company’s Alabama Department of Corrections contract in the fourth quarter of 2007.
Healthcare expenses from continuing contracts for the fourth quarter of 2008 were $110.9 million, or 91.8% of healthcare revenues, as compared with $110.5 million, or 95.9% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the year ended December 31, 2008, were $456.4 million, or 91.7% of healthcare revenues, as compared with $435.9 million, or 93.9% of healthcare revenues, in the prior year period. The negative impact on healthcare expenses from adverse reserve development related to professional liability claims was $4.2 and $6.3 million in the fourth quarter and year ended December 31, 2008, respectively, as compared with $2.6 million and $10.5 million in the prior year fourth quarter and year ended December 31, 2007, respectively. The increased level of adverse development related to professional liability claims in the fourth quarter of 2008 was primarily due to additional expense recognized to reserve for an adverse jury verdict against the Company in November 2008 of approximately $3.6 million related to care provided by the Company in February 2004. The Company is vigorously challenging both the appropriateness and amounts of the verdict awarded to the plaintiffs in this matter and has filed an appeal seeking a reversal of the adverse verdict and judgment as it believes there were several reversible errors made by the trial court. In addition to the $3.6 million jury award, the plaintiffs have filed post trial motions seeking the imposition of costs and attorneys fees of approximately $2.4 million. The Company is contesting plaintiffs’ request for costs and attorney’s fees in post-trial motions, which to date, have not been ruled upon. Included in healthcare expenses from continuing contracts is share-based compensation expense of $12,000 and $38,000 for the fourth quarters of 2008 and 2007, respectively, and $71,000 and $267,000 for the year ended December 31, 2008 and 2007, respectively. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts but excludes share-based compensation expense, for the fourth quarter of 2008 were $111.6 million, or 92.1% of Total Revenues, as compared with $121.2 million, or 94.8% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the year ended December 31, 2008, were $464.0 million, or 91.9% of Total Revenues, as compared with $518.8 million, or 93.2% of Total Revenues, in the prior year period.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
Gross margin from continuing contracts for the fourth quarter of 2008 was $9.9 million, or 8.2% of healthcare revenues, as compared with $4.7 million, or 4.1% of healthcare revenues, in the prior year quarter. Gross margin from continuing contracts for the year ended December 31, 2008, was $41.3 million, or 8.3% of healthcare revenues, as compared with $28.1 million, or 6.1% of healthcare revenues, in the prior year period. Included in gross margin is the negative impact from adverse development related to professional liability claims, as well as share-based compensation expense, both discussed above. Total Gross Margin, which includes continuing and discontinued contracts and excludes share-based compensation expense, for the fourth quarter of 2008 was $9.6 million, or 7.9% of Total Revenues, as compared with $6.6 million, or 5.2% of Total Revenues, in the prior year quarter. Total Gross Margin for the year ended December 31, 2008, was $41.1 million, or 8.1% of Total Revenues, as compared with $37.6 million, or 6.8% of Total Revenues, in the prior year period.
Selling, general and administrative expenses for the fourth quarter of 2008 were $6.2 million, or 5.2% of healthcare revenues, as compared with $5.9 million, or 5.2% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the year ended December 31, 2008, were $27.0 million, or 5.4% of healthcare revenues, as compared with $26.3 million, or 5.7% of healthcare revenues, in the prior year period. Included in selling, general and administrative expenses is share-based compensation expense of $455,000 and $539,000 for the fourth quarters of 2008 and 2007, respectively, and $2.0 million and $2.9 million for the year ended December 31, 2008 and 2007, respectively. Also included in selling, general and administrative expenses is accrued bonus expense related to the Company’s 2008 incentive compensation plan of $1.6 million in the year ended December 31, 2008. There was no accrued bonus expense in selling, general and administrative expenses in the prior year periods related to the Company’s 2007 incentive compensation plan. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the fourth quarter of 2008, were 4.8%, as compared with 4.2% in the prior year quarter. Selling, general and administrative expenses, excluding share-based compensation expense, as a percentage of Total Revenues for the year ended December 31, 2008, were 5.0%, as compared with 4.2% in the prior year period.
Expenses related to the Company’s Audit Committee investigation into certain matters at Secure Pharmacy Plus, LLC (SPP), the findings of which were reported in March 2006, for the quarters ended December 31, 2008 and 2007, were $69,000 and $61,000, respectively, and for the year ended December 31, 2008 and 2007, were $226,000 and $108,000, respectively.
Corporate restructuring expenses related to transitional changes involving management previously disclosed by the Company on September 15, 2008, were $2.3 million for the year ended December 31, 2008. During the fourth quarter and year ended December 31, 2007, the Company incurred $107,000 and $440,000, respectively, of corporate restructuring expenses related to the elimination of certain administrative and operational positions as part of a company-wide cost reduction process.
Adjusted EBITDA for the fourth quarter of 2008 was $3.8 million, as compared with $1.2 million in the prior year quarter. Adjusted EBITDA for the year ended December 31, 2008, was $16.0 million, as compared with $14.2 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses, corporate restructuring expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
Depreciation and amortization expense for the fourth quarter of 2008 was $1.0 million, as compared with $926,000 in the prior year quarter. Depreciation and amortization expense for the years ended December 31, 2008 and 2007, was $3.8 million in each period.
Income from operations for the fourth quarter of 2008 was $2.6 million, as compared with a loss from operations of $2.4 million in the prior year quarter. Income from operations for the year ended December 31, 2008, was $8.0 million, as compared with a loss from operations of $2.5 million in the prior year period.
Net interest expense for the fourth quarter of 2008 was $97,000, as compared with $458,000 in the prior year quarter. Net interest expense for the year ended December 31, 2008, was $722,000, as compared with $1.6 million in the prior year period.
Income from continuing operations before income taxes for the fourth quarter of 2008 was $2.5 million, as compared with a loss from continuing operations before income taxes of $2.8 million in the prior year quarter. Income from continuing operations before income taxes for the year ended December 31, 2008, was $7.3 million, as compared with a loss from continuing operations before income taxes of $4.1 million in the prior year period.
The income tax provision for the fourth quarter of 2008 was $1.2 million, as compared with an income tax benefit of $1.0 million in the prior year quarter. The income tax provision for the year ended December 31, 2008, was $3.2 million, as compared with an income tax benefit of $1.5 million in the prior year period.
Income from continuing operations after taxes for the fourth quarter of 2008 was $1.3 million, as compared with a loss from continuing operations after taxes of $1.8 million in the prior year quarter. Income from continuing operations after taxes for the year ended December 31, 2008, was $4.0 million, as compared with a loss from continuing operations after taxes of $2.6 million in the prior year period.
The loss from discontinued operations, net of taxes, for the fourth quarter of 2008 was $177,000, as compared with income from discontinued operations, net of taxes, of $1.1 million in the prior year quarter. The loss from discontinued operations, net of taxes, for the year ended December 31, 2008, was $206,000, as compared with income from discontinued operations, net of taxes, of $5.4 million in the prior year period.
Net income for the fourth quarter of 2008 was $1.2 million, or $0.13 per basic and diluted common share, as compared with a net loss of $685,000, or $0.07 per basic and diluted common share, in the prior year quarter. Net income for the year ended December 31, 2008, was $3.8 million, or $0.42 per basic and diluted common share, as compared with $2.8 million, or $0.30 per basic and diluted common share, in the prior year period.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
Cash and cash equivalents were $24.9 million at December 31, 2008, as compared with $22.5 million at September 30, 2008, and $9.0 million at December 31, 2007. Total debt outstanding was reduced to zero at December 31, 2008, from $7.5 million as of September 30, 2008 and December 31, 2007. Days sales outstanding in accounts receivable were 31 days at December 31, 2008, as compared with 37 days at September 30, 2008, and 45 days at December 31, 2007. Net cash provided by operating activities for the fourth quarter of 2008 was $11.8 million, as compared with $9.1 million in the prior year quarter. Net cash provided by operating activities for the year ended December 31, 2008, was $28.8 million, as compared with $9.5 million in the prior year period.
Initial 2009 Guidance
The Company’s initial guidance for estimated full-year 2009 results and a comparison with actual full-year 2008 results are summarized below:

	Initial Guidance	Actual
	For Full-Year	Full-Year
	2009 Results	2008 Results
Total Revenues (1)	$600.0 - $610.0 million	$505.1 million
Healthcare expenses (2)	$555.1 - $565.1 million	$464.0 million
Gross margin (2)	$44.9 million	$41.1 million
Selling, general and administrative expenses (3)	$28.5 million	$27.0 million
Audit Committee investigation and related expenses	—	$0.2 million
Corporate restructuring expenses	—	$2.3 million
Depreciation, amortization and interest expense (1)	$2.9 million	$4.6 million
Pre-tax income (1)(2)(3)	$13.5 million	$6.9 million
Income tax provision (1)	$5.7 million	$3.1 million
Net income — GAAP	$7.8 million	$3.8 million
Weighted average common shares outstanding — diluted (4)	8.6 million	9.2 million
Net income per common share — diluted — GAAP	$0.91	$0.42
(1)	From continuing and discontinued contracts.

(2)	From continuing and discontinued contracts, including share-based compensation expense allocated to healthcare expenses of $0.1 million estimated for 2009 and $0.1 million actual for 2008.

(3)	Including share-based compensation expense allocated to selling, general and administrative expenses of $1.5 million estimated for 2009 and $2.0 million actual for 2008.

(4)	Assumes completion of the Company’s stock repurchase program during 2009.
Consistent with past practice, the Company’s guidance for full-year 2009 results does not consider the impact of any contracts with potential new customers that have not yet been signed. The Company’s new contract with the Michigan Department of Corrections, which is expected to commence April 1, 2009, is included in the guidance for full-year 2009 results. Contracts currently in operation are included in the guidance for full-year 2009 results through the end of the year, unless the Company has previously been notified otherwise by the client.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
Stock Repurchase Program
On March 4, 2008, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $15 million of the Company’s common stock through the end of 2009. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.
The Company repurchased and retired 100,000 shares of its common stock under the stock repurchase program during the fourth quarter of 2008 for approximately $853,000. For the year ended December 31, 2008, the Company repurchased and retired 246,900 shares of its common stock under the repurchase program for approximately $2.4 million. The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash provided by operating activities and also from funds on hand, including amounts available under the Company’s credit facility.
The repurchase program does not obligate the Company to acquire any particular amount of common stock, and the repurchase program may be suspended at any time at the Company’s discretion.
As of March 2, 2009, the Company had approximately 9.3 million shares outstanding.
Conference Call
A listen-only simulcast and replay of America Service Group’s fourth quarter 2008 results conference call will be available online at www.asgr.com or www.earnings.com on March 4, 2009, beginning at 11:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information and other information concerning the Company can be found on the Company’s website.
America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company’s website at www.asgr.com.
This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliation to the most comparable GAAP measure is included below.
The most directly comparable GAAP measures for the guidance provided by the Company are: healthcare revenues; healthcare expenses; gross margin; income from continuing operations before income taxes; income tax provision; depreciation and amortization; and interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company’s guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company’s or management’s beliefs and expectations, including 2009 guidance, constitute forward-looking statements and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the Company’s ability to retain existing client contracts and obtain new contracts at acceptable pricing levels;

•	whether or not government agencies continue to privatize correctional healthcare services;

•	risks arising from governmental budgetary pressures and funding;

•	the possible effect of adverse publicity on the Company’s business;

•	increased competition for new contracts and renewals of existing contracts;

•	risks arising from the possibility that the Company may be unable to collect accounts receivable or that accounts receivable collection may be delayed;

•	the Company’s ability to limit its exposure for catastrophic illnesses, injuries and medical malpractice claims in excess of amounts covered under contracts or insurance coverage;

•	the Company’s ability to maintain and continually develop information technology and clinical systems;

•	the outcome or adverse development of pending litigation, including professional liability litigation;

•	the Company’s determination whether to repurchase shares under its stock repurchase program;

•	the Company’s dependence on key management and clinical personnel;

•	risks arising from potential weaknesses or deficiencies in the Company’s internal control over financial reporting;

•	risks associated with the possibility that the Company may be unable to satisfy covenants under its credit facility;

•
the risk that government or municipal entities (including the Company’s government and municipal customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee in prior years or the previous restatement of the Company’s financial results; and

•	the risks arising from shareholder litigation.
A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company’s Annual Report on Form 10-K and other filings it makes with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.
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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended
	Dec. 31,	% of	Dec. 31,	% of
	2008	Revenue	2007	Revenue
Healthcare revenues	$120,848	100.0	$115,197	100.0
Healthcare expenses	110,936	91.8	110,510	95.9

Gross margin	9,912	8.2	4,687	4.1
Selling, general and administrative expenses	6,248	5.2	5,943	5.2
Audit Committee investigation and related expenses	69	0.1	61	—
Corporate restructuring expenses	—	—	107	0.1
Depreciation and amortization	1,004	0.8	926	0.8

Income (loss) from operations	2,591	2.1	(2,350)	(2.0)
Interest, net	97	—	458	0.4

Income (loss) from continuing operations before income tax provision (benefit)	2,494	2.1	(2,808)	(2.4)
Income tax provision (benefit)	1,164	1.0	(1,012)	(0.8)

Income (loss) from continuing operations	1,330	1.1	(1,796)	(1.6)
Income (loss) from discontinued operations, net of taxes	(177)	(0.1)	1,111	1.0

Net income (loss)	$1,153	1.0	$(685)	(0.6)

Income (loss) per common share — basic:
Income (loss) from continuing operations	$0.15		$(0.20)
Income (loss) from discontinued operations, net of taxes	(0.02)		0.13

Net income (loss)	$0.13		$(0.07)

Income (loss) per common share — diluted:
Income (loss) from continuing operations	$0.15		$(0.20)
Income (loss) from discontinued operations, net of taxes	(0.02)		0.13

Net income (loss)	$0.13		$(0.07)

Weighted average common shares outstanding:
Basic	9,071		9,175

Diluted	9,100		9,175

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share data)

	Year Ended
	Dec. 31,	% of	Dec. 31,	% of
	2008	Revenue	2007	Revenue
Healthcare revenues	$497,744	100.0	$463,998	100.0
Healthcare expenses	456,419	91.7	435,907	93.9

Gross margin	41,325	8.3	28,091	6.1
Selling, general and administrative expenses	27,045	5.4	26,271	5.7
Corporate restructuring expenses	2,255	0.5	440	0.1
Audit Committee investigation and related expenses	226	—	108	—
Depreciation and amortization	3,822	0.8	3,788	0.8

Income (loss) from operations	7,977	1.6	(2,516)	(0.5)
Interest, net	722	0.1	1,587	0.4

Income (loss) from continuing operations before income tax provision (benefit)	7,255	1.5	(4,103)	(0.9)
Income tax provision (benefit)	3,215	0.7	(1,479)	(0.3)

Income (loss) from continuing operations	4,040	0.8	(2,624)	(0.6)
Income (loss) from discontinued operations, net of taxes	(206)	—	5,439	1.2

Net income	$3,834	0.8	$2,815	0.6

Income (loss) per common share — basic:
Income (loss) from continuing operations	$0.44		$(0.28)
Income (loss) from discontinued operations, net of taxes	(0.02)		0.58

Net income	$0.42		$0.30

Income (loss) per common share — diluted:
Income (loss) from continuing operations	$0.44		$(0.28)
Income (loss) from discontinued operations, net of taxes	(0.02)		0.58

Net income	$0.42		$0.30

Weighted average common shares outstanding:
Basic	9,144		9,395

Diluted	9,161		9,395

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
AMERICA SERVICE GROUP INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	Dec. 31,	Dec. 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$24,855	$8,969
Accounts receivable: healthcare and other, less allowances	41,007	62,663
Inventories	2,933	2,999
Prepaid expenses and other current assets	12,987	10,727
Current deferred tax assets	5,333	5,442

Total current assets	87,115	90,800
Property and equipment, net	6,442	5,055
Goodwill, net	40,772	40,772
Contracts, net	2,217	3,911
Other intangibles, net	154	384
Other assets	5,183	9,182
Noncurrent deferred taxes	—	816

Total assets	$141,883	$150,920

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$19,570	$20,264
Accrued medical claims liability	14,743	22,184
Accrued expenses	36,466	33,860
Deferred revenue	8,052	11,996
Revolving credit facility classified as current	—	7,500

Total current liabilities	78,831	95,804
Noncurrent portion of accrued expenses	17,146	15,466
Noncurrent deferred tax liabilities	1,860	—

Total liabilities	97,837	111,270

Stockholders’ equity:
Common stock	93	93
Additional paid-in capital	38,047	37,485
Retained earnings	5,906	2,072

Total stockholders’ equity	44,046	39,650

Total liabilities and stockholders’ equity	$141,883	$150,920

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
AMERICA SERVICE GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended Dec. 31,
	2008	2007
Cash Flows from Operating Activities
Net income	$3,834	$2,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,841	3,875
Loss on retirement of fixed assets	81	58
Finance cost amortization	40	116
Deferred income taxes	2,640	2,058
Share-based compensation expense	2,813	3,158
Excess tax benefits from share-based compensation expense	(51)	—
Changes in operating assets and liabilities, net of effect of sale of SPP assets:
Accounts receivable, net	21,656	15,687
Inventories	66	2,180
Prepaid expenses and other current assets	(2,260)	2,088
Other assets	3,958	785
Accounts payable	(694)	(6,545)
Accrued medical claims liability	(7,441)	(8,821)
Accrued expenses	4,286	(8,202)
Deferred revenue	(3,944)	256

Net cash provided by operating activities	28,825	9,508

Cash Flows from Investing Activities
Capital expenditures	(3,384)	(2,309)
Proceeds from sale of SPP assets	—	3,811

Net cash provided by (used in) investing activities	(3,384)	1,502

Cash Flows from Financing Activities
Net borrowings on line of credit	(7,500)	(2,500)
Share repurchases	(2,374)	(13,654)
Excess tax benefits from share-based compensation expense	51	—
Issuance of common stock	235	377
Exercise of stock options	33	—

Net cash used in financing activities	(9,555)	(15,777)

Net increase (decrease) in cash and cash equivalents	15,886	(4,767)
Cash and cash equivalents at beginning of period	8,969	13,736

Cash and cash equivalents at end of period	$24,855	$8,969

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
AMERICA SERVICE GROUP INC.
SCHEDULES OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
(Unaudited, in thousands)

	Three Months Ended
	Dec. 31,	Dec. 31,
	2008	2007
Healthcare revenues	$349	$12,586
Healthcare expenses	646	10,693

Gross margin	(297)	1,893
Depreciation and amortization	3	17

Income (loss) from discontinued operations before income taxes	(300)	1,876
Income tax provision (benefit)	(123)	765

Income (loss) from discontinued operations, net of taxes	$(177)	$1,111

	Year Ended
	Dec. 31,	Dec. 31,
	2008	2007
Healthcare revenues	$7,345	$92,407
Healthcare expenses	7,674	83,139

Gross margin	(329)	9,268
Depreciation and amortization	19	87

Income (loss) from discontinued operations before income taxes	(348)	9,181
Income tax provision (benefit)	(142)	3,742

Income (loss) from discontinued operations, net of taxes	$(206)	$5,439

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
AMERICA SERVICE GROUP INC.
DISCUSSION AND RECONCILIATIONS OF NON-GAAP MEASURES
(Unaudited, in thousands)
This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company’s definition of such information and reconciliations to the most comparable GAAP measures (net income, healthcare revenues, healthcare expenses and gross margin) are included below.
ADJUSTED EBITDA
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, amortization, Audit Committee investigation expenses, corporate restructuring expenses and share-based compensation expense. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.
The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company’s results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company’s management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company’s current operating results with the corresponding periods in the previous year and to compare the Company’s operating results with other companies in the healthcare industry.
Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.
RECONCILIATIONS OF NET INCOME (LOSS) TO ADJUSTED EBITDA

	Three Months Ended
	Dec. 31,
	2008	2007
Net income (loss)	$1,153	$(685)
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	(120)	782
Income tax provision (benefit)	1,164	(1,012)
Interest, net	97	458
Depreciation and amortization	1,004	926
Audit Committee investigation and related expenses	69	61
Corporate restructuring expenses	—	107
Share-based compensation expense included in healthcare expenses	12	38
Share-based compensation expense included in selling, general and administrative expenses	455	539

Adjusted EBITDA	$3,834	$1,214

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009

	Year Ended Dec. 31,
	2008	2007
Net income	$3,834	$2,815
Depreciation and taxes included in income (loss) from discontinued operations, net of taxes	(123)	3,829
Income tax provision (benefit)	3,215	(1,479)
Interest, net	722	1,587
Depreciation and amortization	3,822	3,788
Audit Committee investigation and related expenses	226	108
Corporate restructuring expenses	2,255	440
Share-based compensation expense included in healthcare expenses	71	267
Share-based compensation expense included in selling, general and administrative expenses	2,027	2,891

Adjusted EBITDA	$16,049	$14,246

TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN
The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations, less share-based compensation expense. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses.
The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company’s performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, “healthcare revenues,” “healthcare expenses,” and “gross margin” on the Company’s consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.
RECONCILIATIONS OF HEALTHCARE REVENUES TO TOTAL REVENUES

	Three Months Ended
	Dec. 31,
	2008	2007
Healthcare revenues	$120,848	$115,197
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	349	12,586

Total Revenues	$121,197	$127,783

	Year Ended Dec. 31,
	2008	2007
Healthcare revenues	$497,744	$463,998
Healthcare revenues included in income (loss) from discontinued operations, net of taxes	7,345	92,407

Total Revenues	$505,089	$556,405

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ASGR Announces Fourth Quarter and Year-End Results

March 3, 2009
RECONCILIATIONS OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

	Three Months Ended
	Dec. 31,
	2008	2007
Healthcare expenses	$110,936	$110,510
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	646	10,693
Share-based compensation expense included in healthcare expenses	(12)	(38)

Total Healthcare Expenses	$111,570	$121,165

	Year Ended Dec. 31,
	2008	2007
Healthcare expenses	$456,419	$435,907
Healthcare expenses included in income (loss) from discontinued operations, net of taxes	7,674	83,139
Share-based compensation expense included in healthcare expenses	(71)	(267)

Total Healthcare Expenses	$464,022	$518,779

RECONCILIATIONS OF GROSS MARGIN TO TOTAL GROSS MARGIN

	Three Months Ended
	Dec. 31,
	2008	2007
Gross margin	$9,912	$4,687
Gross margin included in income (loss) from discontinued operations, net of taxes	(297)	1,893
Share-based compensation expense included in gross margin	12	38

Total Gross Margin	$9,627	$6,618

	Year Ended Dec. 31,
	2008	2007
Gross margin	$41,325	$28,091
Gross margin included in income (loss) from discontinued operations, net of taxes	(329)	9,268
Share-based compensation expense included in gross margin	71	267

Total Gross Margin	$41,067	$37,626

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